                                                                     EXHIBIT 10


                                LEASE AGREEMENT

     This LEASE AGREEMENT (this "Lease") is made the 17th day of January, 1996, by and between RKW HOLDINGS, LTD., a Florida limited partnership, whose address is 279 Douglas Avenue, Suite 1112, Altamonte Springs, Florida 32714 ("Landlord"), and TNR TECHNICAL, INC., a New York corporation, whose address is 279 Douglas Avenue, Suite 1112, Altamonte Springs, Florida 32714 ("Tenant").

                              W I T N E S S E T H:

     Subject to the terms and conditions set forth herein, Landlord hereby leases and rents to the Tenant, and Tenant hereby hires and takes from the Landlord, that certain parcel of land legally described in EXHIBIT "A" attached hereto and made a part hereof (the "Land"), and all improvements now or hereafter located thereon (the "Building") (the Building and the Land are hereinafter referred to as the "Premises"). The Building is known or is to be known as and by street number 301 Central Park Drive, Sanford, Florida 32771. The parties hereto acknowledge that, for the purposes hereof, the Building, upon completion, will consist of approximately 2,361 square feet of rentable office space and approximately 5,638 square feet of rentable warehouse space.

     1. LEASE TERM: The term ("Term") of this Lease shall be for a period of ten (10) years, commencing on the date that a certificate of occupancy or its equivalent is issued by the applicable governmental authorities for the Building to be constructed on the Land (the "Commencement Date"), and terminating on that date which is ten (10) years after the Commencement Date. Upon the expiration of the Term, Tenant shall deliver up the Premises in good repair and condition, ordinary wear and tear not caused by Tenant's negligence or willful acts excepted, together with all keys to and combinations for all locks on the Premises.

     2. RENT: The term "Rent" as used in this Lease shall mean and refer to Base Rent (as hereinafter defined), Taxes (as hereinafter defined), Additional Rent (as hereinafter defined), and all other sums to be paid by Tenant to or on behalf of Landlord hereunder, whether or not said sums are so designated. All amounts to be paid by Tenant to Landlord under this Lease shall be paid without deduction, set-off, counterclaim, abatement, suspension or defense, except as expressly provided in this Lease, in lawful money of the United States of America. All amounts shall be paid without the necessity of prior demand, except where express reference is made to an invoice to be presented by Landlord, in which case the specified invoice shall be the only demand necessary to be made by Landlord. All payments of Rent shall be made to Landlord at the address set forth in the heading of this Lease or at such other location designated in writing by Landlord from time to time.

     Any sales, use or other taxes (excluding Landlord's state and/or federal income taxes), now or hereafter imposed by the United States of America, the State of Florida, or any other governmental authority on this Lease, the Rent reserved herein, the revenues generated hereby, and/or the privilege of renting the Premises shall be paid by Tenant together with the payment of Base Rent, notwithstanding the fact that such statute, ordinance, or enactment imposing the same may endeavor to impose the tax on Landlord.

              (a) BASE RENT: During the Term, Tenant covenants and agrees to pay to Landlord as and for a base minimum rent ("Base Rent") the sum of Eleven Dollars ($11.00) per square foot of office space leased at the Premises and Six Dollars ($6.00) per square foot of warehouse space leased at the Premises, per year of the Term, the Base Rent to increase by five percent (5%) over the preceding year's Base Rent for each year of the Term after Year 1, in accordance with the following schedule:


                     (i)    $59,800.00 during Year 1 of the Term;

                     (ii)   $62,790.00 during Year 2 of the Term;

                     (iii)  $65,930.00 during Year 3 of the Term;

                     (iv)   $69,227.00 during Year 4 of the Term;

                     (v)    $72,688.00 during Year 5 of the Term;

                     (vi)   $76,322.00 during Year 6 of the Term;

                     (vii)  $80,138.00 during Year 7 of the Term;

                     (viii) $84,145.00 during Year 8 of the Term;

                     (ix)   $88,352.00 during Year 9 of the Term; and

                     (x)     $92,770.00 during Year 10 of the Term.


                     Base Rent shall be payable in equal monthly installments, in advance, on the first day of each month during the Term. Concurrently with the execution of this Lease, Tenant has prepaid Base Rent for the first calendar month of the Lease, plus the sales tax thereon, the receipt of which is hereby acknowledged.

              (b) TAXES: For the purpose of this Lease, the term "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, attributable in any manner to the Building, Land or Premises, or any part thereof, or any use thereof, or any equipment, fixtures or other facilities located thereon or used in conjunction therewith (excluding only Landlord's inheritance, estate, succession, transfer or gift taxes and income taxes specifically payable by Landlord based upon or measured by Landlord's income), and including all costs incurred by Landlord in contesting same and/or negotiating with public authorities as to same.

              On or before the Commencement Date, Landlord shall submit to Tenant a statement of estimated Taxes for the calendar year in which the Commencement Date occurs, and Tenant shall pay same to Landlord on a monthly basis in advance together with payments of Base Rent. Tenant shall continue to make said monthly payments of Taxes until notified by Landlord of a change thereof. The estimated monthly Taxes billed to Tenant may be changed from time to time by Landlord based upon the amounts of the bills for the prior year and Landlord's reasonable estimate as to any anticipated increase. In the event the total of the monthly payments of estimated Taxes which Tenant has made for the subject calendar or other tax year shall be less than the Tenant's actual liability for Taxes for said year, then Tenant shall pay the difference in a lump sum within five (5) days after receipt of Landlord's invoice. Any overpayment by Tenant shall be credited towards Taxes for the next succeeding year. Even though the Term has expired and Tenant has vacated the Premises when the final determination is made of Taxes for the year in which this Lease expires, Tenant shall, within five (5) days following receipt of the copy of a statement from Landlord, pay any amount necessary based on actual amounts for the last year, and conversely, any overpayment made shall, together with the transmittal of the statement, be rebated by Landlord to Tenant. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit (as defined below) in full or partial satisfaction of Taxes due for any part of the Term, including the final months, which application may follow the termination of this Lease. If said Security Deposit is greater than the amount of any such Taxes, and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said Security Deposit to Tenant as provided in Paragraph 4 below. Landlord shall not be required to first apply said Security Deposit to Taxes if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

     3. USE: The Premises shall be used for office and warehouse purposes in the ordinary course of Tenant's business, and for no other purpose without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and arbitrary discretion. Tenant shall not use the Premises for any unlawful purpose nor in any manner which would constitute a nuisance.

     4. SECURITY DEPOSIT: Concurrently with the Commencement Date of this Lease, Tenant shall deposit with Landlord Nine Thousand Nine Hundred Sixty Seven and No/100 Dollars ($9967.00), which shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease (the "Security Deposit"). If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease without the necessity of any further notice to Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it and timely delivers the Premises to Landlord in the condition required by this Lease, then the Security Deposit, or any remaining balance thereof, shall be returned to Tenant within thirty (30) days following satisfaction of the foregoing conditions precedent to the return of the Security Deposit, subject to the provisions of Paragraph 2 above. Landlord shall have the right, from time to time, to transfer the Security Deposit to any subsequent owner of the Premises, and Landlord shall, following such transfer, be released by Tenant from all liability for the return of the Security Deposit. In such event, Tenant agrees to look solely to the new owner of the Premises for the return of the Security Deposit.

     5. COMPLIANCE WITH LAWS: Tenant shall not use the Premises, nor permit anything to be done in or about the Premises, which will in any way conflict with or violate any federal, state, county or municipal law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, as the same may be amended from time to time. Tenant shall, at its sole cost and expense, promptly comply with all such laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with any direction made pursuant to law by any public officer which shall impose any violation, order or duty upon Landlord or Tenant arising from the condition of the Premises or the occupancy, use or manner of use thereof, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Copies of any notices received by Tenant with respect to the foregoing shall be promptly delivered to Landlord. Tenant will obtain and strictly comply with, at its sole cost and expense, all federal, state and local permits and other governmental approvals in connection with Tenant's use and occupancy of the Premises. Tenant acknowledges that Landlord makes no representations, express or implied, concerning the availability or likelihood of obtaining any required permits or approvals for Tenant to conduct its business operation on the Premises.

     6. SIGNS: Tenant may, at its own cost and expense, erect those signs on the Premises which Tenant deems necessary or desirable, provided that all signs erected on the Premises and visible on the exterior of the Premises shall be aesthetically compatible with the Premises and shall have received the prior written approval of Landlord as to design and content, which consent Landlord shall not unreasonably withheld. All signs must comply with all applicable laws, codes and ordinances and the conditions, if any, imposed by any sign permits. Each and every sign erected by Tenant shall be maintained by Tenant, at Tenant's own cost and expense, in first-class condition and shall be removed from the Premises by Tenant, at Tenant's own cost and expense, upon or prior to the expiration or earlier termination of the

Term. Tenant shall repair and restore the Premises to as good condition as existed prior to the installation of the sign, reasonable wear and tear excepted.

     7. MAINTENANCE AND REPAIRS: The Premises are leased to Tenant in "as-is" condition as of the date hereof. Landlord makes no representation as to the fitness of the Premises for any purpose or as to the condition of the Premises, and Landlord disclaims any implied warranties with respect thereto. Tenant hereby accepts the Premises in "as-is" condition and waives the benefit of any implied warranty of fitness for purpose or condition, Tenant having previously inspected the Premises. Tenant shall, at its own cost and expense, throughout the Term, maintain the Premises in a first-class, safe, clean and sanitary condition, free from infestation and any unreasonable accumulation of trash or refuse. Tenant shall, at its own cost and expense, commence and thereafter diligently prosecute to completion, all necessary maintenance and repairs to the Premises, including, but not limited to, repairs to the roof and all structural components of the improvements on the Premises, all electrical, plumbing, mechanical, HVAC and other systems and units, doors, windows, and glass, landscaping, and paving. All repairs shall be accomplished by Tenant at its sole cost and expense. All of the aforesaid repairs, restorations and/or replacements shall be in quality and class equal to the original work or installation and shall be done in a good and workmanlike manner. Landlord may, but shall not have the obligation to, notify Tenant of any needed repairs of which Landlord becomes aware. In addition, Tenant shall, at its own cost and expense, obtain a service contract for the maintenance and repair of the HVAC system servicing the Premises and shall supply the Landlord with a copy of same. If Tenant refuses or neglects to make any repair or perform any maintenance as required under this Paragraph 7 to the reasonable satisfaction of Landlord within ten (10) days after written demand that such be done (or after the expiration of such shorter reasonable period in the event of any emergency), Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's property in or upon the Premises or to Tenant's business as a result thereof. Upon Landlord's completion of said work and within five (5) days following written demand therefor, Tenant shall reimburse Landlord for the cost of said repairs and/or maintenance, plus fifteen percent (15%) for overhead, plus interest on all sums advanced but not yet reimbursed by Tenant and on the overhead at the maximum rate permitted by law. Any costs incurred by Landlord as a result hereof shall be deemed to be Additional Rent and, in the event of non-payment, Landlord shall have all the rights and remedies as herein provided for the non-payment of Base Rent.

     8.       ALTERATIONS; MECHANICS' LIENS

              (a) Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises or any part thereof without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, except that Landlord's consent may be granted or withheld by Landlord in its sole, absolute and arbitrary discretion as to alterations, additions, or improvements which affect the structural components or integrity of the Premises or are visible on the exterior of the Premises. Any alterations, additions or improvements to said Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Landlord and shall be surrendered to the Landlord with the Premises;

provided, however, that Tenant shall, at Tenant's own cost and expense, remove any such alterations, additions or improvements made by Tenant upon the expiration or sooner termination of the Term if requested to do so by Landlord and, at such time, repair any damage to the Premises caused by such removal. Together with its request for consent for any additions, alterations or improvements, Tenant shall submit to Landlord plans for the proposed work prepared and sealed by an architect or engineer licensed by the State of Florida. No work shall commence until Landlord has approved the plans for the work, and there shall be no variation from the plans once approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection with the review and approval of the plans for such work. Landlord agrees to act with reasonable promptness with respect to such plans. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's own cost and expense. Landlord shall have the right to require that any such work be fully bonded. All such alterations, additions and improvements shall be constructed in a good and workmanlike manner, in accordance with the approved plans and a construction schedule approved by Landlord.

              (b) Prior to commencing any work pursuant to the provisions of the foregoing paragraph, Tenant shall furnish to Landlord:

                     (i) Copies of all governmental permits and authorizations which may be required in connection with such work;

                     (ii) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured workmen's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord or Tenant;

                     (iii) Such additional personal injury and property damage insurance (over and above insurance required to be carried by Tenant pursuant to the provisions of Paragraph 12 hereof) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

              (c) Tenant shall keep the Premises and all parts thereof at all times free of mechanic's liens and any other lien for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Tenant. Tenant further agrees that Tenant will promptly pay and satisfy all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums, for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging the Premises, from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as Additional Rent, and in the event of non-payment, Landlord shall have all of the rights and remedies as herein provided for the non-payment of Base Rent. The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord's interest in the Premises and all persons contracting with the Tenant for the construction or removal of any facilities or other improvements on or about the Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant and to the Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant. Landlord may, at Landlord's option, record a notice of this provision in the public records of the county in which the Premises are located and Tenant agrees to execute such notice at the request of Landlord.

     9. QUIET ENJOYMENT: Landlord covenants and agrees that, upon paying all Rent and performing the covenants herein, Tenant shall and may peaceably and quietly hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease.

     10. NET LEASE: It is the intention of the parties that this Lease is what is commonly called a "net lease." In addition to the Rent payable by Tenant under the express provisions of this Lease, Tenant shall be liable to pay all expenses whatsoever attributable to the Premises during the Term, including, without limitation, insurance, taxes, maintenance, lawn care, garbage disposal and all utilities. It is the express intention of the parties that, except as expressly provided in this Lease, all Rent payable to Landlord and all sums payable by Tenant on behalf of Landlord pursuant to this Lease shall continue to be payable without abatement or reduction, and all obligations of Tenant hereunder shall be unaffected, for the specified duration of the Term.

     11. UTILITIES AND OTHER EXPENSES: Tenant shall pay before delinquency, at its own cost and expense, all charges for water, gas, heat, electricity, telephone service, and sewer connection and service charges charged or attributable to the Premises, and all other charges for services or utilities of whatsoever kind or nature used in, upon or about the Premises by Tenant or any of its subtenants, licensees or concessionaires during the Term, including the cost of installing meters therefor. All utilities and other services to the Premises shall be in the name of Tenant, and Tenant shall be responsible for any deposits and connection fees. Landlord shall not be liable to Tenant for the unavailability of utilities at the Premises as a result of repairs or improvements to the Premises or any equipment or systems serving the Premises, any matter beyond Landlord's control, governmental regulations, or any other reason whatsoever. Additionally, during the Term, Tenant shall pay all costs and expenses associated with lawn care and landscaping of the Land, and trash and garbage disposal at the Premises, so that the same is maintained in a neat and clean condition throughout the Term.

     12.      INSURANCE

              (a) PROHIBITED ACTIONS: Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with any permit, building permit, certificate of occupancy or similar approval or permit issued by any applicable authority, or the terms of the fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own cost and expense, comply with all rules, orders, regulations, requirements or recommendations of the Southeastern Underwriters Association or any other similar body having jurisdiction and of the insurance companies that have issued policies with respect to the Premises, the Building or its contents, and Tenant shall not knowingly do or permit anything to be done in or upon the Premises, or bring or keep anything therein, or use the Premises in a manner which increases the rate of insurance upon the Building or any property or equipment located therein, over the rate in effect at the commencement of the Term.

              (b) COVERAGE: Tenant shall maintain at its own cost and expense throughout the Term, for the benefit of Landlord and Landlord's Mortgagee(s) (as defined in Paragraph 18(b), below), the following insurance coverages:

                     (i) liability insurance for bodily injury and property damage to protect both Landlord and Tenant against damage, costs and attorneys' fees arising out of accidents of any kind occurring on or about the Premises with combined single limit liability coverage of not less than Five Million Dollars ($5,000,000) and property damage coverage of not less than One Million Dollars ($1,000,000);

                     (ii) insurance covering the Premises, and all Tenant's fixtures, equipment and inventory located therein, against all risks of physical loss or damage, including the expense of the removal of debris from the Premises as a result of damage and insured peril. Coverage shall be written on as broad an all risk form as is available from time to time, in an amount not less than one hundred percent (100%) of the full replacement cost of all improvements and buildings on the Premises and all Tenant's property located therein, without reduction for depreciation, and with no deductible;

                     (iii) plate glass insurance to protect both Landlord and Tenant covering the replacement value of all plate glass in or about the Premises;

                     (iv) appropriate workmen's compensation and any and all other insurance required by law; and

                     (v) rental value insurance against loss of rental income from the Premises by any named or additional insured during the period required to rebuild, repair, or replace property damaged as a result of perils to be insured by the property insurance to be maintained by Tenant pursuant to Subparagraphs 12(b)(i) and (ii) immediately above. Said rental value policy shall expressly provide by endorsement thereto that the interest of Landlord as lessor under this Lease shall be covered, to the extent earned, in an amount equal to all Rent payable for the period of reconstruction, repair and/or replacement, inclusive of taxes and insurance premiums payable by Tenant under this Lease, until such time as Tenant resumes the conduct of its business at the Premises.

              (c) ADDITIONAL INSUREDS: All insurance required by Subparagraph 12(b) above shall name Landlord and Landlord's Mortgagees, if any, as additional insureds and shall be written by a company or companies qualified to do business in Florida and reasonably acceptable to Landlord. A certificate showing such insurance in force and naming Landlord and Landlord's Mortgagees as additional insureds shall be delivered to Landlord prior to the Commencement Date, and such insurance and updated certificates or renewal policies shall be delivered to Landlord no fewer than thirty (30) days prior to the expiration of the then existing policies. No policy shall be cancelled or subject to reduction in coverage or other change without at least thirty (30) days' prior written notice to Landlord. All policies shall be written as primary policies not contributing with and not in excess of coverage Landlord may carry. If Tenant shall fail to comply with the requirements of this Subparagraph 12(c) or the immediately preceding Subparagraph 12(b), Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord at law, in equity, and under this Lease, to procure, at Tenant's own cost and expense, the insurance required by said Subparagraphs 12(b) and 12(c). Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the procurement of said insurance within five (5) days following Landlord's submission of a statement therefor to Tenant, plus interest on the amounts expended by Landlord until repayment by Tenant at the maximum rate permitted by law. No acceptance or approval of any insurance by Landlord shall relieve or release Tenant from any liability, duty or obligation under this Lease. Whenever any part of the Premises shall have been damaged or destroyed by fire or other casualty or any other incident or accident has occurred which gives rise to a potential claim under an insurance policy to be maintained by Tenant under this Paragraph 12, Tenant shall promptly file proof of loss in accordance with the terms of the applicable insurance policies and shall promptly prosecute all valid claims which have arisen against the insurers based upon any such casualty, incident or accident. Tenant shall give Landlord written notice of any potential claim within five (5) days following the date Tenant acquires actual notice thereof.

              (d) WAIVER OF SUBROGATION: Landlord and Tenant each waive any right of recovery against the other for any loss to the extent that such claim is covered by valid and collectible insurance carried for the benefit of the party entitled to make such claim and provided the insurer pays such claim. The foregoing waiver shall not apply if the policy of insurance covering such loss would be invalidated by the operation of said waiver.

     13. LANDLORD'S RIGHT OF ENTRY: Landlord and its agents shall have the right to enter the Premises during all reasonable hours to examine, maintain, repair or alter the Premises; to exhibit the Premises to prospective tenants, mortgagees, or purchasers; and to remove placards, signs, fixtures, alterations, or additions which are not permitted by this Lease. Landlord's entry onto the Premises pursuant to this Paragraph 13 shall not under any circumstances be deemed a forcible or unlawful entry into, or a detainer of, the Premises, or a constructive eviction of Tenant, Tenant shall not be entitled to any abatement of Rent therefor, and Landlord shall not be liable to Tenant for any damages or losses suffered by Tenant as a result of Landlord's entry except to the extent the damages or losses are caused by Landlord's willful acts or gross negligence. For each of the aforesaid purposes, Landlord shall, at all times, have and retain a key (and alarm information) with which to unlock all of the doors in, upon and about the Premises. Tenant shall not cause the keys to or combinations of any locks on the Premises to be changed, nor shall Tenant add additional locks to the Premises, without first obtaining the Landlord's written consent to such change or addition. Tenant shall immediately furnish Landlord with all new keys and combinations. In connection with any proposed repair or alteration, Landlord shall be allowed to take all material into and upon the Premises that may be required for such repair or alteration without the same constituting an eviction of Tenant, in whole or in part.

     14. CASUALTY DAMAGE: If any part of the Premises is damaged or destroyed during the Term, Tenant shall cause the Premises to be restored to their condition existing immediately prior to the damage or destruction in accordance with plans and specifications and a budget for completion which have been approved in writing by Landlord. Tenant shall commence the restoration of the Premises within thirty (30) days following the date of the occurrence and shall thereafter diligently and without interruption prosecute the restoration to completion. All insurance proceeds payable in respect to said damage shall be paid to Landlord, who shall disburse the same to Tenant upon presentation to Landlord of invoices and appropriate certifications indicating completion of stages of said restoration, with Landlord retaining sufficient proceeds to assure completion of the work and payment of all potential lienors. Anything to the contrary notwithstanding, Tenant's failure to complete the restoration of the Premises as required by this Paragraph 14 by the ninetieth (90th) day following the date of the damage or destruction (unless said restoration could not reasonably be accomplished until a later date, in which case said later date shall apply as long as Tenant diligently and continuously pursues said restoration), shall be deemed to be a default by Tenant without the necessity of notice by Landlord. There shall be no abatement of Rent or alleviation or mitigation of any other obligation of Tenant under this Lease in the event any part of the Premises is damaged by fire or other casualty, regardless of the degree of damage. The foregoing notwithstanding, either party shall have the right to terminate this Lease upon ten (10) days' written notice to the other given not later than the thirtieth (30th) day following the date of the damage or destruction if: (i) any improvements to or upon the Premises are damaged to the extent of fifty percent (50%) or more of the replacement value of all improvements to and upon the Premises as of the date immediately prior to the damage or destruction; and (ii) if such damage or destruction occurs at any time during the Term when twelve (12) calendar months or fewer remain until the scheduled expiration of the Term. If this Lease is terminated by either party pursuant to the foregoing sentence, Tenant shall deliver to Landlord all insurance proceeds received in connection with the loss and any additional amounts necessary to restore the Premises to their condition existing immediately prior to the occurrence in accordance with plans and specifications for the restoration acceptable to Landlord. Landlord shall refund all prepaid, unearned Rent to Tenant, or Tenant shall pay Landlord all Rent earned up to the termination date, as the case may be, such payment or refund to be made by the appropriate party within thirty (30) days following the termination of this Lease. The parties shall thereupon be relieved of all further obligations under this Lease. Tenant's obligations pursuant to this Paragraph 14 shall survive the termination of this Lease.

     15. CONDEMNATION: In the event the Premises, or any part thereof, shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or in the event Landlord conveys title to the Premises to any public or quasi-public authority in lieu or settlement of a condemnation or right of eminent domain proceeding, the following provisions shall govern:

              (a) If the taking or conveyance is a taking of the entire Premises, this Lease shall automatically terminate on the date possession is delivered to the condemning authority. Landlord shall refund all prepaid, unearned Rent to Tenant or Tenant shall pay Landlord all Rent earned up to the termination date, as the case may be, such payment or refund to be made by the appropriate party within thirty (30) days following the termination of this Lease; and the parties shall thereupon be relieved of all further obligations under this Lease;

              (b) If, as a result of such taking or conveyance, the Premises are rendered unsuitable for the business of Tenant, either party may terminate this Lease upon ten (10) days' written notice to the other given on the later of: (i) the thirtieth (30th) day following the date of the final, non-appealable notice of taking; or (ii) the date possession of the Premises is delivered to the condemning authority. Landlord shall refund all prepaid, unearned Rent to Tenant or Tenant shall pay Landlord all Rent earned up to the termination date, as the case may be, such payment or refund to be made by the appropriate party within thirty (30) days following the termination of this Lease; and the parties shall thereupon be relieved of all further obligations under this Lease;

              (c) If the Term is not terminated pursuant to Subparagraph 15(a) or 15(b) immediately above, Landlord shall cause the building and other improvements on the Premises to be restored to complete architectural units to the degree practical considering the taking, and a fair and just proportion of Rent shall abate as of the date possession is delivered to the condemning authority.

              (d) All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interests of Landlord and Tenant in the Premises, whether as damages or as compensation, shall be the property of Landlord, provided that Tenant shall be entitled to retain any separate award for moving expenses or Tenant's personal property which Tenant separately obtains, provided said separate award does not in any way affect or reduce the amount to which Landlord is otherwise entitled pursuant to this Subparagraph 15(d).

       16. ASSIGNMENT AND SUBLETTING: Without the written consent of Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease. Landlord's exercise of its consent shall be in its sole discretion and may be arbitrary. In furtherance and not by way of limitation of the foregoing, in the case of an assignment, Landlord's consent may be predicated, among other things, upon Landlord's becoming entitled to collect and retain any economic consideration for said assignment paid or payable by the prospective assignee to the Tenant. If this Lease be assigned, the Landlord may, after default by the Tenant, collect or accept Rent from the assignee and apply the net amount collected or accepted to the Rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, as Tenant, nor shall it be construed as, or implied to be, a release of the Tenant or any guarantor of the Lease from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained.

              The consent by Landlord to any assignment hereunder shall not be construed as releasing the Tenant from any liability hereunder or as constituting the consent by Landlord to any subsequent assignment, which subsequent assignment shall require the prior written approval of Landlord as provided herein in each instance. Any assignment, hypothecation, pledging or other disposition of Tenant's interest hereunder, in violation of the terms hereof, shall be deemed null and void, and shall constitute an act of default hereunder.

              Any direct or indirect change in the ownership (legal or equitable) of a controlling and/or a majority interest of Tenant, whether such change in ownership occurs at one time or as a result of sequential incremental changes, and whether said change is by sale, assignment, hypothecation, bequest, inheritance, operation of law, merger or consolidation, or otherwise, shall be deemed an assignment of this Lease subject to the consent of Landlord, the failure of which shall be deemed a default hereunder.

              Each permitted assignee shall assume, and be deemed to have assumed, this Lease and shall remain liable, jointly and severally, with Tenant for the payment of the Base Rent, Additional Rent and Taxes and all other sums payable hereunder and for the due performance of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed during the Term. No assignment shall be binding upon Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto.

     17.      CONDITION OF PREMISES ON TERMINATION OF LEASE AND HOLDING OVER:
Tenant agrees to surrender to Landlord, upon the scheduled expiration of the Term or upon any sooner termination thereof, the Premises in as good condition as said Premises were on the Commencement Date, ordinary wear and tear excepted. Tenant agrees that if Tenant does not surrender the Premises to Landlord at the expiration or earlier termination of the Term, then Tenant will pay to Landlord, to the extent permitted by law, double the amount of the Rent paid by Tenant for the last month of the Term for each month or portion thereof that Tenant holds over, plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of the Premises, and Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Premises against Landlord on account of delay of Landlord in delivering possession of said Premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said Premises in accordance herewith or otherwise.

              No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term or affect any such notice, demand, suit or judgment, or otherwise limit or affect any other remedies available to Landlord hereunder.

              No act or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing by a duly authorized officer or agent of Landlord.

              The provisions of this Paragraph shall survive the expiration or other termination of this Lease.

     18.      SUBORDINATION AND ATTORNMENT:

              (a) This Lease shall be subject and subordinate to any ground lease(s), underlying lease(s), or mortgage(s) (including any extensions, renewals, replacements, modifications or consolidations thereof) now or hereafter encumbering the Premises. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute and deliver, within seven
(7) days following request therefor, any instrument(s) which Landlord or Landlord's Mortgagee may deem desirable to evidence the subordination of this Lease pursuant to this Paragraph 18. Tenant hereby appoints Landlord the attorney-in-fact for Tenant to execute and deliver any document to be executed and delivered by Tenant pursuant to this Paragraph 18. The foregoing power-of-attorney, being coupled with an interest, is irrevocable. Further, Tenant's failure to execute or deliver any document to be executed and delivered by Tenant pursuant to this Paragraph 18 shall be deemed a default by Tenant without the necessity of notice to Tenant.

              (b) If the Premises are at any time subject to any ground lease, underlying lease, or mortgage, and Tenant has received written notice of same from the landlord thereunder, or the holder thereof, as the case may be (each of said landlords and mortgage holders being referred to hereinafter as a "Landlord's Mortgagee"), in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and each Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of sixty (60) days (or such longer period as is reasonable under the circumstances), and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

              (c) If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings, Tenant shall, at the election of such transferee, be bound to such transferee (herein sometimes called the "Purchaser") for the balance of the Term remaining, and any extensions or renewals thereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage if it is the Purchaser, as its landlord. Said attornment shall be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence said attornment by Tenant. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of Rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease accruing from and after the date of such transfer.

     19. INDEMNIFICATION: Tenant indemnifies and holds Landlord harmless from all losses, damages, liabilities and expenses (including reasonable legal fees and court costs at trial, all appellate levels, in any bankruptcy proceedings, and in any mediation or arbitration) whatsoever, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the persons or property of any persons, firms or corporations, consequent upon or arising from the use or occupancy of the Premises by Tenant or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, Tenant's agents, employees, customers, or invitees, or consequent upon or arising from Tenant's failure to comply with the terms and provisions of this Lease and/or any laws, statutes, ordinances, codes or regulations as herein provided. Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the gross negligence or willful acts of Landlord, its agents or employees, and Tenant hereby indemnifies and holds Landlord harmless from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms, or corporations, where said injuries or damages arose about or upon said Premises as a result of the negligence or willful acts of Tenant, Tenant's agents, employees, or invitees. All personal property placed or moved into the Premises shall be at the sole risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property.

              In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys fees incurred or paid by Landlord in connection with such litigation, all appeals thereof and any arbitration or mediation associated therewith. This provision shall survive the termination of this Lease.

     20.      SECURITY; LOSS; DAMAGE

              (a) DAMAGE; SECURITY: Landlord shall not be responsible or liable for the theft, loss or damage to person or property in, on or about the Premises including, without limitation, any property of Tenant, Tenant's employees, agents, customers and invitees. Tenant acknowledges and agrees that Landlord is not responsible for the security of the Premises in general.

                (b) RISK OF LOSS: Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness, humidity or by any other cause of whatever nature, unless caused by or due to the gross negligence or willful acts of Landlord, its agents, or employees, nor shall Landlord or its agents be liable for any such damage caused by third parties or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defects in the Premises.

                (c) NOTICE TO LANDLORD: Tenant shall give notice to Landlord in case of fire or accidents in the Premises, or of defect(s) therein or in any fixtures or equipment located therein immediately upon Tenant's becoming aware of the existence thereof.

       21. BANKRUPTCY. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or any such assignee in any such proceeding by any court in any such proceeding.

              (a) In the event that Tenant shall file a petition, or an order for relief is entered against the Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), as same may be amended from time to time, and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such assumption and/or assignment may only be made if all of the terms and conditions of subsections
(b)(i)(1) and (b)(i)(2) hereof are satisfied. If such trustee or debtor-in-possession, as the case may require, shall fail to elect to assume this Lease within sixty (60) days after such Trustee of Tenant shall have been appointed, or the date of filing of the petition, as the case may be, at Landlord's election (and in Landlord's sole and absolute discretion) this Lease shall be deemed to have been rejected and, in such event, Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to the Tenant or Tenant's trustee in bankruptcy, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive such cancellation.

              (b) No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in the Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied.

                     (i) The trustee or the debtor-in-possession has cured or has provided Landlord "adequate assurance" (as defined hereunder) that:

                            (1)    within ten (10) days from the date of such
assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and

                            (2)    within thirty (30) days from the date of such
assumption, the trustee (or debtor-in-possession) will cure all nonmonetary defaults under this Lease.

                     (ii) The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance that, within ten
(10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession;

                     (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                            (1)    the trustee or debtor-in-possession shall
also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' of the then current Base Rent and other monetary charges accruing under this Lease; and

                            (2)    the obligations imposed upon the trustee or
debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

                     (iv) Landlord has determined that the assumption of the Lease will not:

                            (1)    breach any provision in any agreement by
which Landlord is bound relating to the Premises; or

                            (2)    disrupt, in Landlord's judgment, the
reputation and profitability of the Premises.

              (c) For purposes of this subsection, "adequate assurance" shall mean:

                     (i) Landlord shall determine that the trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                     (ii) an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

              (d) If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of this Paragraph 21, for the purpose of assigning (or election to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided "adequate assurance" (as defined in this subsection (c)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this Section, adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:

                     (i) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

                     (ii) If requested by Landlord, the assignee shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

                     (iii) Landlord has obtained all consents to waivers from any third parties required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;

                     (iv) The assignee has deposited an adequate security deposit with Landlord; and

                     (v) The assignee has demonstrated that its intended use of the Premises is consistent with the terms of this Lease and will not diminish the reputation of the Building, or violate any "exclusive" which has been granted to another tenant in the Building, if applicable.

              (e) When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the then current Base Rent, Additional Rent and other monetary obligations of Tenant hereunder.

              (f) Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant ("state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

              (g) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

     22.      DEFAULT

              (a) DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                     (i) The failure by Tenant to take possession of the Premises within thirty (30) days after the Commencement Date; or

                     (ii) The vacating or abandonment of the Premises by Tenant for a period of fifteen (15) or more consecutive days, or the removal of, or attempt to remove all, or substantially all of Tenant's goods, furniture, fixtures or other personal property from the Premises; or

                     (iii) The failure by Tenant to make any payment, including Rent, to be made by Tenant hereunder as and when due; or

                     (iv) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of any petition to have Tenant adjudged a bankrupt, or any petition for reorganization or arrangement under any law relating to bankruptcy or insolvency or debtor relief (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), subject, however, to the right of the trustee, with the court's approval, to timely assume the unexpired Lease, provided, however, such trustee faithfully complies with the provisions of subsection (b), (c) and (d) of Section 365 of the Bankruptcy Reform Act of 1978, as same has been or may hereafter be amended; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or

                     (v) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant.

              (b) REMEDIES IN DEFAULT: In the event of any default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

                     (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including the renovation and alteration of the Premises as deemed reasonably necessary by Landlord; past due Rent; reasonable attorney's fees and court costs at trial, all appellate levels, and in any bankruptcy, mediation or arbitration proceeding; that portion of any leasing commission paid by Landlord applicable to the unexpired Term; and all Rent reserved herein for the balance of the Term; or

                     (ii) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises; and, in such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as may become due hereunder or to obtain specific performance, injunctive relief or other equitable relief necessary to require Tenant to fulfill all of its obligations and duties set forth herein; or

                     (iii) Pursue any other remedy now or hereafter available to Landlord at law or in equity.

              (c) RIGHTS AND REMEDIES: Nothing herein contained shall be construed as precluding the Landlord from having such remedy as may be and become necessary in order to preserve the Landlord's right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of the grace or notice periods provided for in this Lease, if under particular circumstances then existing, the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of the Landlord in this Lease or in the Premises. All rights and remedies granted in this Lease to Landlord or available at law or in equity shall be cumulative and not mutually exclusive. Tenant hereby waives any right Tenant may have to interpose any counterclaim in any summary or other proceeding brought by Landlord for non-payment of Rent; however, the foregoing waiver shall not apply to a counterclaim which Tenant would be forever barred from asserting if not raised by Tenant in the proceeding for nonpayment of Rent.

              (d) LANDLORD SELF HELP: Tenant agrees that if Tenant defaults in the performance or observance of any covenant or agreement in this Lease contained on the part of

Tenant to be performed or observed, then Landlord may, in addition to all other rights available at law, in equity, or under this Lease (but shall not be obligated to), cure such defaults on behalf of and at the expense of Tenant. As a part of said cure, Landlord may do all necessary work and make all necessary payments in connection therewith, including, without limitation, the payment of any attorney's fees, costs and charges, including appeals, arbitration and mediation, in connection with any legal action which may have been brought. Tenant agrees to reimburse Landlord within five (5) days following demand for all amounts so paid by Landlord, together with interest thereon at the highest rate permitted by law accruing from the date expended until the date repaid. Any such costs shall be deemed Additional Rent and, in the event of non-payment, Landlord shall have all rights and remedies as herein provided for the non-payment of Base Rent.

              (e) LIEN ON TENANT'S PROPERTY: Tenant hereby pledges and assigns to Landlord as security for the payment of any and all Rent or other sums or amounts provided for herein, all of the furniture, fixtures, equipment, goods and chattels of Tenant which shall or may be brought or put on or into the Premises, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the Landlord. Tenant agrees, upon request of Landlord, to execute a financing statement (UCC-1) covering the foregoing in the form requested by Landlord. The foregoing notwithstanding, so long as Tenant is not in default under this Lease, Tenant is hereby authorized to sell or dispose of any inventory in the ordinary course of business or to sell and replace any equipment, fixtures or furniture when such replacement is made necessary by normal wear and tear or by theft, damage or destruction. Tenant is strictly prohibited from liquidating its inventory or disposing of all or substantially all of its personal property without the prior written consent of Landlord.

              (f) REMEDIES CUMULATIVE: In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative.

     23.      SUCCESSORS AND ASSIGNS:

              (a) This Lease shall bind and inure to the benefit of the successors, heirs, and assigns of the parties hereto, subject to the limitations, restrictions and prohibitions of Paragraph 16 above.

              (b) The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Premises or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Premises, such owner or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but such covenants, conditions and agreements shall be binding upon each new owner and mortgagee in possession for the time being of the Premises, until sold, assigned or transferred.

     24. ESTOPPEL CERTIFICATES: Upon Landlord's written request therefor, Tenant shall execute, acknowledge and deliver to Landlord, within seven (7) days after Landlord's request, a written statement certifying: (i) whether any of the terms or provisions of the Lease have been changed; (ii) whether this Lease has been cancelled or terminated; (iii) the last date of payment of the Rent and the time period covered by such payment; (iv) whether Landlord is in default under this Lease and, if so, the exact nature of said default; and (v) such other matters as may be reasonably required by Landlord. Any such statement by Tenant may be relied upon as true and correct by Landlord and by any person or entity to whom it is furnished by Landlord. Tenant's failure to timely deliver any certificate required by this Paragraph 24 shall be deemed to be a default by Tenant without the necessity of prior notice to Tenant. In addition, if Tenant does not timely deliver such statement to Landlord within the specified seven-day period, Landlord, and any prospective purchaser or encumbrancer, may, in addition to all other rights and remedies available to Landlord, conclusively presume that the status of the Lease is as is set forth in Landlord's request. Tenant shall be estopped from denying the truth of such matters.

     25. NOTICES: All notices to be given by either party to the other, whether required or optional, shall be hand delivered or sent by Federal Express or other similar carrier or by certified United States mail, return receipt requested, postage prepaid. Notices given to Tenant shall be addressed to the Tenant at the Premises (except that prior to the Commencement Date, notices shall be sent to the address set forth in the heading of this Lease). Notices given to Landlord shall be addressed to Landlord at the address set forth in the heading of this Lease, with a copy addressed to Landlord's attorney, Robert T. Rosen, P.A., Broad and Cassel, 390 North Orange Avenue, Suite 1100, Orlando, Florida 32801. Notices shall be deemed given if hand delivered or sent by Federal Express or similar carrier on the date accepted or refused and, if mailed, on the third (3rd) day after posting as required above.

     26. CONSTRUCTION OF LANGUAGE: Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sentence requires. The section headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation hereof.

     27. PERSONAL PROPERTY TAXES: Tenant shall pay all personal property taxes levied on Tenant's property within the Premises before the same become delinquent.

     28. CORPORATE AUTHORITY: Each of the persons executing this Lease on behalf of Tenant hereby represents to Landlord that Tenant is a duly authorized and existing corporation qualified to do business in the State of Florida, that Tenant has full right and authority to enter into this Lease, and that each of the persons signing on Tenant's behalf are authorized to so do.

     29. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     30. INTEREST ON PAST DUE AMOUNTS: All Rent payable hereunder shall bear interest at the highest rate permitted by law from the due date until the date actually paid.

     31. ATTORNEYS' FEES: If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon such defaults, the prevailing party shall be entitled to receive from the non-prevailing party reasonable attorneys' fees and costs, and related fees and costs, and all expenses and costs incurred by the prevailing party in connection therewith (including costs and fees relating to appeals at all appellate levels, bankruptcy, any arbitration or mediation, and any other costs of collection), and in enforcement of any remedy.

     32. EXCULPATION: Neither Landlord nor any general or limited partner of Landlord (nor any direct or indirect partner, incorporator, shareholder, trustee, officer or director, disclosed or undisclosed, past, present or future of a partner of Landlord) shall be personally liable for any liability or obligation of Landlord to Tenant in connection with this Lease. Tenant will look solely to the interest of Landlord in the Premises to satisfy any claims which Tenant may have against Landlord with respect to such liabilities and obligations.

     33. FORCE MAJEURE: In each and every instance where a period of time is prescribed in this Lease for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, and any deadline set herein shall be extended by, the length of any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

     34. JOINT AND SEVERAL LIABILITY OF TENANT: If the Tenant is comprised of more than one (1) person or entity, each person and entity shall be jointly and severally liable hereunder.

     35. NO IMPLIED WAIVER: The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement contained herein or to exercise any option, right, power or remedy reserved herein shall not be construed as a waiver or a relinquishment thereof; and no waiver of any term, provision, condition or covenant of this Lease by Landlord shall ever be deemed to imply or constitute a further waiver by Landlord of such default or a waiver of any other term, provision, condition or covenant of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent actually due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder. The endorsement or statement on any check or any letter accompanying any check or payment that such payment shall be deemed an accord and satisfaction shall not be effective, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due or to pursue any other remedy available to Landlord.

     36. TIME OF PERFORMANCE: Time is of the essence with respect to all required acts of Tenant by this Lease.

     37. DEFAULT BY LANDLORD: Landlord shall not be in default under this Lease until and unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, which shall in any event be no less than thirty (30) days after written notice thereof by Tenant to Landlord (or such longer time as may be reasonably necessary), and further subject to the right of the holder of any mortgage covering the Premises whose name and address shall have theretofore been furnished to Tenant, in writing, to an additional sixty (60) days notice and curative period. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to an award for actual damages, but not special or consequential damages and/or an injunctive relief or specific performance.

     38. BROKERAGE: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated under this Lease. The provisions of this Paragraph shall survive the termination of this Lease.

     39. GOVERNING LAW: This Lease and the rights and obligations of the parties shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida. Venue for any actions brought to enforce or interpret this Lease shall be in Orange or Seminole County, Florida.

     40. SEVERABILITY: If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be otherwise valid and enforced to the fullest extent permitted by law.

     41. RECORDATION: Tenant shall not record this Lease or any memorandum or notice hereof. A violation of the foregoing provision shall, at Landlord's option, be deemed a default hereunder. At Landlord's request, Tenant agrees to promptly execute a memorandum of this Lease in recordable form, and Landlord may at its option, record said memorandum in the Public Records of the County in which the Premises are located.

     42. HAZARDOUS AND TOXIC SUBSTANCES: In addition to and not by way of limitation of the provisions of Paragraph 5 above, Tenant hereby covenants with Landlord and represents and warrants to Landlord as follows:

              (a) Tenant, at its sole cost and expense, will strictly comply with any and all applicable federal, state and local environmental laws, rules, regulations, permits and orders affecting the Premises and/or the business operation of Tenant conducted on the Premises, relating to the generation, recycling, reuse, sale, storage, handling, transport, disposal, or presence of any "Hazardous Materials" (as defined below) on the Premises, whether now in effect or as may be promulgated or amended from time to time (collectively, the "Environmental Laws"). Tenant will not permit or allow the generation, manufacture, recycling, reuse, sale, storage, handling, transport, or presence of any Hazardous Materials on the Premises without Landlord's express prior written consent, which consent Landlord may exercise in its sole and arbitrary discretion. As used in this Paragraph 42, the term "Hazardous Material(s)" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "contaminants" or other pollution under any applicable Environmental Laws. Notwithstanding anything to the contrary contained herein, Landlord's consent to any action by Tenant shall not operate to relieve Tenant of the obligation to comply with all of the provisions of this Paragraph 42. Tenant will not permit or allow, and will take all actions necessary to avoid, the occurrence of any spills of Hazardous Materials on or off the Premises as a result of any construction on or use of the Premises. Tenant shall promptly advise Landlord in writing immediately upon becoming aware of: (i) the existence of any spills, releases or discharges of Hazardous Materials that occur on or onto the Premises or off the Premises as the result of any construction on or use of the Premises, and of any existing or threatened violation of this Paragraph 42; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened by any governmental authority with respect to the Premises from time to time under any applicable Environmental Laws; (iii) any and all claims made or threatened by any nongovernmental party against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or any violation of applicable Environmental Laws; and (iv) Tenant's discovery of any occurrence or condition on any real property adjoining or in the immediate vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Laws. Tenant acknowledges that it has inspected the Premises and has undertaken all appropriate inquiry into the present and past uses of the Premises consistent with good commercial practice to minimize potential liability for violations of any and all Environmental Laws.

              (b) Without Landlord's prior written consent, Tenant shall not enter into any settlement, consent or compromise with respect to any "Environmental Claim(s)", as hereinafter defined, provided, however, that Landlord's prior consent shall not be necessary for Tenant to take any remedial action if ordered by a court of competent jurisdiction or if the presence of Hazardous Materials at the Premises poses an immediate, significant threat to the health, safety or welfare of any individual or otherwise requires an immediate remedial response. As used in this Paragraph, "Environmental Claim(s)," shall mean any claim(s) or cause(s) of action resulting from the failure of Tenant or the Premises to comply with any Environmental Law relating to Hazardous Materials, industrial hygiene or environmental conditions. In any event, Tenant shall promptly notify Landlord of any action so taken.

              (c) At all times during the Term, and any renewals or extensions thereof, Tenant, at its own cost and expense, shall comply with any and all applicable laws, regulations, ordinances, permits and orders regulating the type and quantity of waste that may be discharged into the sanitary sewer system serving the Premises. Tenant agrees to limit its discharges of waste into the sanitary sewer system to "Domestic Waste Water", as such term is defined by Rule 17-6.030(22) of the Florida Administrative Code, as amended from time to time, or as the term may be defined by other laws, regulations, ordinances, permits or orders presently in effect or hereafter enacted, as such laws, regulations, ordinances, permits or orders may be amended from time to time. In no event, however, shall Domestic Waste Water be construed to mean or include any "Non-Domestic Waste Water" that has undergone "Pre-treatment" as the latter term is defined in Rule 17-6.030(63) of the Florida Administrative Code or as defined by other laws, regulations, ordinances, orders or permits presently in effect or hereafter enacted, as such laws, regulations, ordinances, orders or permits may be amended from time to time.

              (d) Tenant agrees that Landlord and Landlord's agents and independent contractors may enter and inspect the Premises at any time, and from time to time, to verify that Tenant's operations on the Premises do not violate any of the provisions of this Paragraph 42 and that they comply with any and all applicable Environmental Laws. At Landlord's option, Landlord may obtain, from time to time, reports from licensed professional engineers or other environmental scientists with experience in environmental investigations and may require Tenant to permit such licensed professional engineers or other environmental scientists to conduct complete and thorough on-site inspections of the Premises, including without limitation, sampling and analysis of the soil, surface water, groundwater and air, to determine whether Tenant is in compliance with the provisions of this Paragraph 42, and all Environmental Laws. Tenant and its agents shall cooperate with Landlord and its agents in connection with the conduct of such investigations. In the event such investigations disclose that Tenant is in default under this Paragraph 42, Tenant shall, immediately upon demand, reimburse Landlord for all costs and expenses of such investigations; moreover, Landlord may, at its option, undertake such steps as it deems necessary to cure such default and to bring the Premises into compliance with the terms of this Paragraph 42, and Tenant shall, immediately upon demand, reimburse Landlord for all costs and expenses incurred in curing such default and bringing the Premises into compliance with the terms of this Paragraph 42.

              (e) Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings, costs, and expenses (including without limitation reasonable attorneys' fees and costs at trial, all appellate levels, and in arbitration and mediation), arising directly or indirectly from, or in any way connected with: (i) the presence, use, generation, treatment or storage on, under or about the Premises of any Hazardous Substance, or the disposal or release of Hazardous Substances on the Premises, whether or not expressly approved by Landlord in writing; (ii) the presence of any Hazardous Substances off the Premises as the result of any use of the Premises; (iii) any violation or alleged violation of any Environmental Law, including but not limited to violations of the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 and regulations promulgated thereunder, as the same may be amended from time to time; (iv) the costs of any necessary inspection, audit, cleanup or detoxification of the Premises under any Environmental Laws, and the preparation and implementation of any closure, remedial or other required plans, consent orders, license applications or the like; or (v) any default by Tenant under this Paragraph 42. All sums paid and costs incurred by Landlord with respect to any Environmental Claim or any other matter indemnified against hereunder shall be due and payable by Tenant immediately upon demand. If after demand Tenant fails to pay any sums due pursuant to this indemnification, such sums shall bear interest at the highest rate then permitted by applicable law, from the date so paid or incurred by Landlord until Landlord is reimbursed by Tenant. The indemnification contained herein shall survive the termination of the leasehold estate created hereby and any assignment by Landlord of its rights under this Lease.

              (f) Any provision of this Lease to the contrary notwithstanding, any breach of the covenants, representations or warranties contained in this Paragraph 42 shall constitute a default under this Lease, and shall entitle Landlord, in addition to Landlord's other rights and remedies available at law, in equity, or under this Lease, to immediately terminate this Lease.

     43. NO REPRESENTATIONS BY LANDLORD: Landlord or Landlord's agents have made no representations or promises with respect to the Land, Building or the Premises, except as herein expressly set forth in this Lease, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as expressly set forth in the provisions of this Lease.

     44. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties hereto and supersedes all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the Premises shall be valid unless accepted in writing by a duly authorized officer or agent of Landlord. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

     45. WAIVER OF TRIAL BY JURY: LANDLORD AND TENANT HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS LEASE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS LEASE.

     IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed on the date first set forth above.

Witnesses:                          "LANDLORD"

                                    RKW HOLDINGS, LTD., a Florida limited
                                    partnership

                                    By:  RKW of Central Florida Corporation, a
                                         Florida corporation, its general
                                         partner


/s/ Robert T. Rosden                     By: /s/ Wayne Thaw Pres
---------------------------------           -----------------------------
Print Name: Robert T. Roden                 Wayne Thaw, President

/s/ William G. Boltin, III
---------------------------------
Print Name: William G. Boltin, III
           ----------------------


                                          "TENANT"

                                          TNR TECHNICAL,  INC.,
                                          a New York corporation

/s/ Ben L. Butler
-------------------------------              By: /s/ Jerrold Lazarus, C.E.O.
                                                 ---------------------------
Print Name: Ben L. Butler                    Jerrold Lazarus, Chief Operating
           --------------------              Officer

/s/ Ethan Greenberg
-------------------------------
Print Name: Ethan Greenberg
            -------------------